EXHIBIT 99.1

News Release

First Solar, Inc. Announces Fourth Quarter and Full Year 2022 Financial Results and 2023 Guidance

•Net sales of $2.6 billion for 2022 and $1.0 billion for the fourth quarter
•Net loss per diluted share of $0.41 for 2022 and $0.07 for the fourth quarter
•Year-end 2022 net cash balance of $2.4 billion
•48.3 GWDC of 2022 net bookings; 12 GWDC since third quarter earnings call
•2023 net sales guidance of $3.4 billion to $3.6 billion
•2023 EPS guidance of $7.00 to $8.00 per diluted share
•Year-end 2023 net cash balance guidance of $1.2 billion to $1.5 billion

TEMPE, Ariz., February 28, 2023 – First Solar, Inc. (Nasdaq: FSLR) (the “Company”) today announced financial results for the fourth quarter and year ended December 31, 2022.

Net sales for the fourth quarter were $1.0 billion, an increase of $0.4 billion from the prior quarter. The increase was primarily a result of increased module sales and the sale of our Luz del Norte project in Chile in the fourth quarter.

The Company reported a fourth quarter net loss per diluted share of $0.07 and full year net loss per diluted share of $0.41.

Cash, cash equivalents, restricted cash, restricted cash equivalents, and marketable securities, less debt at the end of the fourth quarter increased to $2.4 billion from $1.7 billion at the end of the prior quarter. The increase was primarily a result of advance payments received from customers offset by capital expenditures related to expansion in India and Ohio.

“We finished 2022 with a record contracted backlog, a significant pipeline of bookings opportunities, and a strong balance sheet placing us in a position to respond to emerging opportunities,” said Mark Widmar, CEO of First Solar. “This momentum is driven by our points of differentiation, including our unique CdTe technology, vertically integrated manufacturing process, domestic production, and commitment to Responsible Solar. We enter this year in a significantly stronger commercial, operational, and financial position, with increased R&D investment, new domestic and international capacity coming online, and a new Series 7 product.”

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Forecasted net sales for 2023 are $3.4 billion to $3.6 billion. Operating income is forecasted to be $745 million to $870 million, which includes production start-up expense of $85 million to $90 million, ramp costs related to expansion projects and underutilization costs related to factory upgrades of $110 million to $130 million, and Inflation Reduction Act Section 45X tax credits of $660 million to $710 million. Forecasted net income per diluted share is $7.00 to $8.00. The year-end 2023 net cash balance is projected to be in the range of $1.2 billion to $1.5 billion. The complete 2023 guidance is as follows:

2023 Guidance
Net Sales	$3.4B to $3.6B
Gross Margin (1)	$1.2B to $1.3B
Operating Expenses (2)	$415M to $440M
Operating Income (3)	$745M to $870M
Earnings per Diluted Share	$7.00 to $8.00
Net Cash Balance (4)	$1.2B to $1.5B
Capital Expenditures	$1.9B to $2.1B
Volume Sold	11.8GW to 12.3GW
——————————
(1)Includes $110 million to $130 million of ramp and underutilization costs and $660 million to $710 million of Section 45X tax credits
(2)Includes $85 million to $90 million of production start-up expense
(3)Includes $195 million to $220 million of production start-up expense and ramp and underutilization costs, and $660 million to $710 million of Section 45X tax credits
(4)Defined as cash, cash equivalents, restricted cash, restricted cash equivalents, and marketable securities, less expected debt at the end of 2023

The guidance figures presented above are forward-looking statements that are subject to a variety of assumptions and estimates, including with respect to certain factors related to the Inflation Reduction Act of 2022. Among other things, such factors include (i) the total advanced manufacturing production credit available to us under Section 45X of the Internal Revenue Code and (ii) the timing and ability to monetize such credit. Investors are encouraged to listen to the conference call and to review the accompanying materials, which contain more information about First Solar’s fourth quarter and full year 2022 financial results, 2023 guidance, and financial outlook.

Conference Call Details

First Solar has scheduled a conference call for today, February 28, 2023 at 4:30 p.m. ET to discuss this announcement. A live webcast of this conference call and accompanying materials are available at investor.firstsolar.com. An audio replay of the conference call will be available through Thursday, March 30, 2023 and can be accessed by dialing +1 (800) 770-2030 if you are calling from within the United States or +1 (647) 362-9199 if you are calling from outside the United States. A replay of the webcast will also be available on the Investors section of the Company’s website approximately two hours after the conclusion of the call and remain available for 30 days.

About First Solar, Inc.

First Solar is a leading American solar technology company and global provider of responsibly-produced eco-efficient solar modules advancing the fight against climate change. Developed at R&D labs in California and Ohio, the Company’s advanced thin film photovoltaic (“PV”) modules represent the next generation of solar technologies, providing a competitive, high-performance, lower-carbon alternative to conventional crystalline silicon PV panels. From raw material sourcing and manufacturing through end-of-life module recycling, First Solar’s approach to technology embodies sustainability and a responsibility towards people and the planet. For more information, please visit www.firstsolar.com.

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For First Solar Investors

This release contains forward-looking statements which are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements in this release, other than statements of historical fact, are forward-looking statements. These forward-looking statements include, but are not limited to, statements concerning: demand for our technology; increased research and development investment; new domestic and international capacity coming online; a new Series 7 product; our financial guidance for 2023, including future financial results, net sales, gross margin, operating expenses, operating income, earnings per share, net cash balance, capital expenditures, volume sold, shipments, bookings, products and our business and financial objectives for 2023; and the impact of the Inflation Reduction Act of 2022 including the total advanced manufacturing production credit available to us under Section 45X of the Internal Revenue Code. These forward-looking statements are often characterized by the use of words such as “estimate,” “expect,” “anticipate,” “project,” “plan,” “intend,” “seek,” “believe,” “forecast,” “foresee,” “likely,” “may,” “should,” “goal,” “target,” “might,” “will,” “could,” “predict,” “continue,” “contingent” and the negative or plural of these words and other comparable terminology. Forward-looking statements are only predictions based on our current expectations and our projections about future events and therefore speak only as of the date of this release. You should not place undue reliance on these forward-looking statements. We undertake no obligation to update any of these forward-looking statements for any reason, whether as a result of new information, future developments or otherwise. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by our forward-looking statements. These factors include, but are not limited to: structural imbalances in global supply and demand for PV solar modules; our competitive position and other key competitive factors; the market for renewable energy, including solar energy; the reduction, elimination, expiration or introduction of government subsidies, policies, and support programs for solar energy projects; the impact of public policies, such as tariffs or other trade remedies imposed on solar cells and modules; the passage of legislation intended to encourage renewable energy investments through tax credits, such as the Inflation Reduction Act of 2022; the impact of the Inflation Reduction Act of 2022 on our expected results of operations in future periods, which may be affected by technical guidance, regulations, subsequent amendments or interpretations of the law; interest rate fluctuations and both our and our customers’ ability to secure financing; changes in the exchange rates between the functional currencies of our subsidiaries and other currencies in which assets and liabilities are denominated; our ability to execute on our long-term strategic plans; the loss of any of our large customers, or the ability of our customers and counterparties to perform under their contracts with us; our ability to execute on our solar module technology and cost reduction roadmaps; our ability to improve the wattage of our solar modules; the satisfaction of conditions precedent in our sales agreements; our ability to attract new customers and to develop and maintain existing customer and supplier relationships; general economic and business conditions, including those influenced by U.S., international, and geopolitical events; environmental responsibility, including with respect to cadmium telluride (“CdTe”) and other semiconductor materials; claims under our limited warranty obligations; changes in, or the failure to comply with, government regulations and environmental, health, and safety requirements; effects arising from and results of pending litigation; future collection and recycling costs for solar modules covered by our module collection and recycling program; supply chain disruption, including the availability of shipping containers, port congestion, canceled shipments by logistic providers, and the cost of fuel; our ability to protect our intellectual property; our ability to prevent and/or minimize the impact of cyber-attacks or other breaches of our information systems; our continued investment in research and development; the supply and price of components and raw materials, including CdTe; our ability to construct production facilities to support product lines, including Series 6 and Series 7 module manufacturing; our ability to attract and retain key executive officers and associates; the severity and duration of public health threats (including pandemics such as COVID-19 and similarly infectious diseases), including the potential impact on our business, financial condition, and results of operations; and the matters discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our most recent Annual Report on Form 10-K and our subsequently filed Quarterly Reports on Form 10-Q, as supplemented by our other filings with the Securities and Exchange Commission.

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Contacts

First Solar Investors
investor@firstsolar.com

First Solar Media
media@firstsolar.com

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FIRST SOLAR, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$1,481,269	$1,450,654
Marketable securities	1,096,712	375,389
Accounts receivable trade, net	324,337	429,436
Accounts receivable unbilled, net	30,654	25,273
Inventories	621,376	666,299
Other current assets	237,073	244,192
Total current assets	3,791,421	3,191,243
Property, plant and equipment, net	3,536,902	2,649,587
PV solar power systems, net	6,242	217,293
Project assets	30,108	315,488
Deferred tax assets, net	78,680	59,162
Restricted marketable securities	182,070	244,726
Goodwill	14,462	14,462
Intangible assets, net	31,106	45,509
Inventories	260,395	237,512
Other assets	319,842	438,764
Total assets	$8,251,228	$7,413,746
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$341,409	$193,374
Income taxes payable	29,397	4,543
Accrued expenses	382,782	288,450
Current portion of long-term debt	—	3,896
Deferred revenue	263,215	201,868
Other current liabilities	21,245	34,747
Total current liabilities	1,038,048	726,878
Accrued solar module collection and recycling liability	128,114	139,145
Long-term debt	184,349	236,005
Deferred revenue	944,725	95,943
Other liabilities	119,937	256,224
Total liabilities	2,415,173	1,454,195
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value per share; 500,000,000 shares authorized; 106,609,094 and 106,332,315 shares issued and outstanding at December 31, 2022 and 2021, respectively	107	106
Additional paid-in capital	2,887,476	2,871,352
Accumulated earnings	3,140,289	3,184,455
Accumulated other comprehensive loss	(191,817)	(96,362)
Total stockholders’ equity	5,836,055	5,959,551
Total liabilities and stockholders’ equity	$8,251,228	$7,413,746

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FIRST SOLAR, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended			Year Ended
	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Net sales	$1,002,391	$628,933	$907,319	$2,619,319	$2,923,377
Cost of sales	941,778	607,951	660,830	2,549,461	2,193,423
Gross profit	60,613	20,982	246,489	69,858	729,954
Operating expenses:
Selling, general and administrative	42,734	46,368	38,411	164,724	170,320
Research and development	31,284	29,183	29,881	112,804	99,115
Production start-up	32,740	19,768	5,038	73,077	21,052
Total operating expenses	106,758	95,319	73,330	350,605	290,487
Gain on sales of businesses, net	239	5,984	—	253,511	147,284
Operating (loss) income	(45,906)	(68,353)	173,159	(27,236)	586,751
Foreign currency loss, net	(4,373)	(4,859)	(3,362)	(16,414)	(7,975)
Interest income	18,330	9,749	2,183	33,284	6,179
Interest expense, net	(3,133)	(2,991)	(2,530)	(12,225)	(13,107)
Other income (expense), net	28,510	4,774	(2,284)	31,189	314
(Loss) income before taxes	(6,572)	(61,680)	167,166	8,598	572,162
Income tax (expense) benefit	(976)	12,512	(35,796)	(52,764)	(103,469)
Net (loss) income	$(7,548)	$(49,168)	$131,370	$(44,166)	$468,693

Net (loss) income per share:
Basic	$(0.07)	$(0.46)	$1.24	$(0.41)	$4.41
Diluted	$(0.07)	$(0.46)	$1.23	$(0.41)	$4.38
Weighted-average number of shares used in per share calculations:
Basic	106,606	106,596	106,327	106,551	106,263
Diluted	106,606	106,596	107,007	106,551	106,924

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FIRST SOLAR, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Years Ended December 31,
	2022	2021	2020
Cash flows from operating activities:
Net (loss) income	$(44,166)	$468,693	$398,355
Adjustments to reconcile net (loss) income to cash provided by operating activities:
Depreciation, amortization and accretion	269,724	259,900	232,925
Impairments and net losses on disposal of long-lived assets	63,338	22,876	35,806
Share-based compensation	28,656	20,902	29,267
Deferred income taxes	(12,799)	49,847	36,013
Gain on sales of businesses, net	(253,511)	(147,284)	—
Gains on sales of marketable securities and restricted marketable securities	—	(11,696)	(15,346)
Liabilities assumed by customers for the sale of systems	(145,281)	(85,490)	(136,745)
Gain on debt forgiveness	(30,201)	—	—
Other, net	(1,029)	(3,484)	19,297
Changes in operating assets and liabilities:
Accounts receivable, trade and unbilled	118,724	(96,951)	345,150
Inventories	16,693	(136,365)	(145,396)
Project assets and PV solar power systems	(14,336)	23,402	106,867
Other assets	(72,602)	(69,942)	(33,065)
Income tax receivable and payable	43,592	(13,062)	(177,431)
Accounts payable and accrued expenses	5,569	48,968	(109,583)
Deferred revenue	912,946	47,062	(157,284)
Other liabilities	(11,948)	(139,817)	(391,710)
Net cash provided by operating activities	873,369	237,559	37,120
Cash flows from investing activities:
Purchases of property, plant and equipment	(903,605)	(540,291)	(416,635)
Purchases of marketable securities and restricted marketable securities	(3,375,008)	(2,147,136)	(901,924)
Proceeds from sales and maturities of marketable securities and restricted marketable securities	2,646,787	2,294,595	1,192,832
Proceeds from sales of businesses, net of cash and restricted cash sold	442,302	300,499	—
Other investing activities	(3,050)	(6,707)	(5,500)
Net cash used in investing activities	(1,192,574)	(99,040)	(131,227)
Cash flows from financing activities:
Repayment of long-term debt	(75,896)	(72,676)	(225,344)
Proceeds from borrowings under long-term debt, net of discounts and issuance costs	397,380	129,215	156,679
Payments of tax withholdings for restricted shares	(12,092)	(15,989)	(13,118)
Other financing activities	—	—	(804)
Net cash provided by (used in) financing activities	309,392	40,550	(82,587)
Effect of exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents	47,438	3,174	3,778
Net increase (decrease) in cash, cash equivalents, restricted cash and restricted cash equivalents	37,625	182,243	(172,916)
Cash, cash equivalents, restricted cash and restricted cash equivalents, beginning of the period	1,455,837	1,273,594	1,446,510
Cash, cash equivalents, restricted cash and restricted cash equivalents, end of the period	$1,493,462	$1,455,837	$1,273,594
Supplemental disclosure of noncash investing and financing activities:
Property, plant and equipment acquisitions funded by liabilities	$315,961	$61,598	$110,576

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